Exhibit 99.1

Lakeland Bancorp Announces Closing of Acquisition of Somerset Hills Bancorp

OAK RIDGE, N.J., May 31, 2013 (GLOBE NEWSWIRE) — Lakeland Bancorp, Inc. (Nasdaq: LBAI) (“Lakeland Bancorp”), the parent company of Lakeland Bank, announced that its acquisition by merger of Somerset Hills Bancorp (formerly Nasdaq: SOMH), the parent company of Somerset Hills Bank, closed today upon the filing of a Certificate of Merger with the New Jersey Department of Treasury. Shortly after the merger of the holding companies, Somerset Hills Bank merged with and into Lakeland Bank.

Following the merger, Lakeland Bank will operate 52 offices in eight New Jersey counties.

Forward Looking Statements

This communication contains forward-looking statements that are made in reliance upon the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements speak only as of the date made, and are subject to numerous assumptions, risks and uncertainties, all of which may change over time. Lakeland Bancorp does not assume any obligation for updating any such forward-looking statements at any time.

CONTACT:	Thomas J. Shara
President & CEO

Joseph F. Hurley
EVP & CFO
973-697-2000